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                                                                  Exhibit 10.b

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into as of the 21st day of January 1997, by and between PINNACLE BANK, an Illinois bank with its main office located in Cicero, Illinois ("Pinnacle"), PINNACLE BANC GROUP, INC., an Illinois bank holding company with its main office located in Oakbrook, Illinois (the "Banc"), and William P. Gleason (the "Executive").

                                    RECITALS

          A. The Executive is currently serving as the President of Pinnacle, a wholly owned subsidiary of the Banc. For a number of years he has borne significant management responsibilities for Pinnacle and for the Banc.

          B. The Banc desires that Pinnacle continue to employ the Executive as an Officer of Pinnacle and the Executive is willing to continue such employment upon the terms and conditions set forth in this Agreement.

          C. Pinnacle recognizes that circumstances may arise in which a change of control in Pinnacle or all of its subsidiaries through acquisition or otherwise may occur thereby causing uncertainty of employment without regard to the competence or past contributions of the Executive which uncertainty may result in the loss of valuable services of the Executive for the benefit of Pinnacle. Pinnacle and the Executive wish to provide reasonable security to the Executive against changes in the employment relationship if there is any such change in control.

          D. The Banc joins in this Agreement to assure the Executive that the Banc will honor the obligations of Pinnacle set forth in paragraph 5e hereof if Pinnacle fails to do so.

                                   AGREEMENTS

      In consideration of the premises and of the covenants and agreements hereinafter contained, it is covenanted and agreed by and between the parties hereto as follows:

      1. POSITION AND DUTIES. Pinnacle hereby employs the Executive as the President of Pinnacle or in such other senior

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executive capacity as shall be mutually agreed between Pinnacle and the
Executive. During the period of the Executive's employment hereunder, the Executive shall devote his best efforts and full business time, energy, skills and attention to the business and affairs of Pinnacle and the Banc. The Executive shall have the powers necessary to perform his duties and shall be provided such supporting services, staff, secretarial and other assistance as shall be reasonably necessary and appropriate in the light of such duties.

      2. COMPENSATION. As compensation for the services to be provided by the Executive hereunder, the Executive shall receive the following compensation and be eligible for other benefits:

          a. BASE COMPENSATION. The Executive shall receive an annual salary as determined from time to time by the Board of Directors of Pinnacle. Said salary shall be subject to review annually commencing in 1998.

          b. INCENTIVE COMPENSATION. In addition to the salary provided for in Section 2(a) hereof, Pinnacle may pay incentive compensation to the Executive in recognition for services rendered by the Executive which Pinnacle deems, in its discretion, to be extraordinary (such payments, collectively "Incentive Compensation.")

          c. OTHER BENEFITS. The Executive shall be entitled, to the extent he is eligible therefore, to participate in all plans and benefits generally accorded to employees of Pinnacle.

          d. WITHHOLDING. Pinnacle shall be entitled to withhold from amounts payable to the Executive hereunder, any federal, state or local withholding or other taxes or charges which from time to time it is required to withhold. Pinnacle shall be entitled to rely upon the opinion of its legal counsel with regard to any question concerning the amount or requirement of any such withholding.

          e. VACATIONS. The Executive shall be entitled to such vacation time annually as is regularly made available to other officers of Pinnacle pursuant to the regular vacation policy of Pinnacle, which vacation shall be taken at such time or times as are mutually agreed to by Pinnacle and the Executive.

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      3.  REIMBURSEMENT OF EXPENSES.  The Executive shall be reimbursed, upon submission of appropriate vouchers and support documentation, for all travel, entertainment and other out-of-pocket expenses reasonably and necessarily incurred by the Executive in the performance of his duties hereunder which are consistent with Pinnacle's policies and practices.

      4. CONFIDENTIALITY AND LOYALTY. The Executive acknowledges that heretofore or hereafter during the course of his employment he has produced and may hereafter produce and have access to material, records, data, trade secrets and information not generally available to the public (collectively, "Confidential Information") regarding the Banc, Pinnacle and its subsidiaries and affiliates. Accordingly, during and subsequent to the termination of this Agreement, the Executive shall hold in confidence and not directly or indirectly disclose, use, copy, or make lists of any such Confidential Information, except to the extent that such information is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by Pinnacle, required by law or any regulatory agency or judicial authority, or otherwise as reasonably necessary or appropriate in connection with the performance by the Executive of his duties hereunder. All records, files, documents and other materials or copies thereof relating to Pinnacle, shall not be removed from Pinnacle's premises without its written consent, and shall be promptly returned to Pinnacle upon termination of the Executive's employment hereunder. The Executive agrees to abide by Pinnacle's policies, as in effect from time to time, respecting avoidance of interests conflicting with those of Pinnacle.

      5.  TERMS AND CONDITIONS.

          a. BASIC TERM. This Agreement shall take effect on the date hereof (the "Effective Date"), and the Executive's employment hereunder shall continue until terminated upon thirty (30) days prior written notice by either Pinnacle or the Executive for any reason deemed appropriate by Pinnacle or the Executive provided however the Executive's employment cannot be terminated by Pinnacle pursuant to the provisions of this subparagraph upon or after there occurs a Change of Control as defined by subparagraph E below. Upon termination of employment pursuant to the provisions of this Agreement, the Executive shall receive all compensation described in paragraph 2 hereof vested through the effective date of

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termination of employment and the compensation described in subparagraph e below if applicable.

          b. TERMINATION FOR CAUSE. This Agreement may be terminated by Pinnacle for cause as defined below. "Cause" shall mean: (i) the Executive's death or his Disability (as defined below); (ii) a material violation by the Executive of any applicable law or regulation respecting the business of Pinnacle; (iii) the Executive being found guilty of a felony, an act of dishonesty in connection with the performance of his duties as an officer of Pinnacle or an act which disqualifies the Executive from serving as an officer of Pinnacle; or (iv) the willful or negligent failure of the Executive to perform his duties hereunder in any material respect. The Executive shall be entitled to at least thirty (30) days' prior written notice of Pinnacle's intention to terminate his employment for cause (except the Executive's death) specifying the grounds for such termination, the action necessary to cure any conduct or act of Executive, if curable in the sole judgment of Pinnacle, and the availability of the opportunity to present to the Board of Directors of Pinnacle (the "Board") his position regarding any dispute relating to the existence of such cause.

          c. TERMINATION UPON DEATH. If payments are due and owing under this Agreement at the death of the Executive, payment shall be made to such beneficiary as the Executive may designate in writing, or failing such designation, to the executor of his estate, in full settlement and satisfaction of all claims and demands on behalf of the Executive under this Agreement. Such payments shall be in addition to any other death benefits provided by Pinnacle for the benefit of the Executive.

          d. TERMINATION UPON DISABILITY. Pinnacle may terminate the Executive's employment after having been advised by a physician selected by Pinnacle of the Executive's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties under this Agreement and which continues for a period of at least 90 consecutive days. The Executive shall be entitled to the compensation and benefits provided for under this Agreement for the period in which the Executive is unable to work due to a physical or mental infirmity and until Pinnacle terminates

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the Executive's employment after having established his Disability.

          e.    TERMINATION UPON CHANGE OF CONTROL.

               i) If the Executive's employment hereunder is terminated by the Executive or by Pinnacle within one year of a Change in Control (as defined below), the Executive shall be entitled to immediate receipt from Pinnacle of a lump sum payment equal to one dollar ($1.00) less than the sum of: (A) three (3) times the base compensation then payable to the Executive pursuant to Section 2(a) hereof, plus (B) three (3) times the average incentive compensation paid to the Executive during the three (3) previous fiscal years of Pinnacle pursuant to Section 2(b) hereof, plus
      (C) three (3) times the value of the contributions that have been made or credited by Pinnacle for the benefit of the Executive under all employee retirement plans maintained by Pinnacle for the completed fiscal year of Pinnacle immediately preceding the termination. In addition, Pinnacle shall continue to provide coverage for the Executive under the health program maintained by Pinnacle for a period of twelve (12) months following termination of the Executive's Employment.

               ii) For purposes of this paragraph, the term "Change in Control" shall mean the following:

                   (A) The consummation of the acquisition or acquisitions by any person or affiliated group (as such term is defined in Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") other than John J. Gleason, his spouse, his descendants, or their spouses directly or indirectly, so that the person or group holds beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty-one (51%) percent or more of the combined voting power of the then outstanding voting securities of Pinnacle or Pinnacle Bank, an Illinois state bank and wholly owned subsidiary of Pinnacle (Pinnacle Bank); or

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                   (B) Approval by Pinnacle's stockholders of: (1) a merger,
                       consolidation or other transaction involving Pinnacle or Pinnacle Bank if the persons who are stockholders on the date the merger or consolidation is approved do not, on the first date following such merger or consolidation and as a result thereof, own, directly or indirectly, more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger, consolidation or other transaction and in substantially the same proportion as their ownership of the combined voting power of Pinnacle's voting securities outstanding on the date such merger, consolidation or other transaction is approved; or (2) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of Pinnacle or Pinnacle Bank; or

                   (C) A sale by Pinnacle of all of the stock of all banking
                       subsidiaries of Pinnacle and their affiliates.

               iii) Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty-one percent (51%) or more of the combined voting power of the then outstanding securities of Pinnacle is acquired by: (A) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of Pinnacle; or (B) any Affiliate of Pinnacle (as defined below).

               iv) To the extent Pinnacle fails to pay the Executive the payments due him as a result of a Change of Control, Banc will make said payments to the Executive.

          f. NOT AN EXCESS PARACHUTE PAYMENT. It is the intention of Pinnacle and the Executive that no portion of any

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payment under this Agreement, or payments to or for the benefit of the
Executive under any other agreement or plan, be deemed to be an "Excess Parachute Payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or its successors. It is agreed that the present value of and payments to or for the benefit of the Executive in the nature of compensation, receipt of which is contingent on a Change of Control of Pinnacle (as "Change of Control" is defined in this Agreement), and to which Section 280G of the Code applies (in the aggregate "Total Payments") shall not exceed an amount equal to one dollar less than the maximum amount which Pinnacle may pay without loss of deduction under Section 280G(a) of the Code. Present value for purposes of this Agreement shall be calculated in accordance with Section 280G(d)(4) of the Code. Within sixty (60) days following the earlier of (A) the delivery by the Executive of notice of termination or (B) the delivery of notice to the Executive from Pinnacle of its belief that there is a payment or benefit due the Executive which will result in an excess parachute payment as defined in Section 280G of the Code, the Executive and Pinnacle, at Pinnacle's expense, shall obtain the opinion of such legal counsel and certified public accountants as are selected by Pinnacle (notwithstanding the fact that such persons have acted or may also be acting as the legal counsel or certified public accountants for Pinnacle), which opinions need not be unqualified, which sets forth (A) the amount of the Base Period Income (as defined in Section 280G of the Code) of the Executive, (B) the present value of Total Payments and (C) the amount and present value of any Excess Parachute Payments. If such opinions conclude that there would be an Excess Parachute Payment, the payment hereunder or any other payment determined to be includable in Total Payments shall be modified, reduced or eliminated as specified by the Executive in writing delivered to Pinnacle within thirty (30) days of his receipt of such opinions or, if the Executive fails to so notify Pinnacle, then as Pinnacle shall reasonably determine, so that under the basis of calculation set forth in such opinions there will be no Excess Parachute Payment. The provisions of this subparagraph, including the calculations, notices and opinions provided for herein shall be based upon the conclusive presumption that (A) the compensation and benefits provided for in Section 2 hereof and (B) any other compensation earned by the Executive pursuant to Pinnacle's compensation programs which would have been paid in any event, are reasonable compensation for services rendered, even though the timing of such payment is triggered by

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the Change of Control; provided, however, that if any such counsel or accountants so request in connection with the opinions required by this subparagraph, the Executive and Pinnacle shall obtain, at Pinnacle's expense, and the counsel or accountants may rely on in providing its opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Executive. If the provisions of Section 280G and 4999 of the Code are repealed without succession, this subparagraph shall be of no further force or effect.


          g.   REGULATORY SUSPENSION AND TERMINATION.

               i) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of Pinnacle's affairs by a notice served under Section 8(e)(3)(12 U.S.C. Section 1818(e)(3)) or 8(g)(12 U.S.C.
Section 1818(g)) of the Federal Deposit Insurance Act, as amended, Pinnacle's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Pinnacle may in its discretion (A) pay the Executive all or part of the compensation withheld while their contract obligations were suspended and
(B) reinstate (in whole or in part) any of the obligations which were suspended.

               ii) If the Executive is removed and/or permanently prohibited from participating in the conduct of Pinnacle's affairs by an order issued under
Section 8(e)(12 U.S.C. Section 1818(e)) or 8(g)(12 U.S.C. Section 1818(g)) of the Federal Deposit Insurance Act, as amended, all obligations of Pinnacle under this Agreement shall terminate as of the effective date of the order.

               iii) If Pinnacle is in default as defined in Section 3(x)(12 U.S.C. Section 1813(x)(1)) of the Federal Deposit Insurance Act, as amended, all obligations of Pinnacle under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

               iv) All obligations of Pinnacle under this Agreement shall be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued

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operation of the institution by the Federal Deposit Insurance Corporation
(the "FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of Pinnacle under the authority contained in
Section 13(c)(12 U.S.C. Section 1823(c)) of the Federal Deposit Insurance Act, as amended, or when Pinnacle is determined by the FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

      6.  NON-COMPETITION COVENANT.

          a. RESTRICTIVE COVENANT. Pinnacle and the Executive have jointly reviewed the lists of depositors and borrowers, and the operations of Pinnacle's subsidiaries and have agreed that the primary service area of Pinnacle's subsidiaries' lending and deposit taking functions extends to an area encompassing a ten mile radius from the main office of Pinnacle Bank and or any branch office of Pinnacle Bank and its subsidiaries. Therefore, as an essential ingredient of and in consideration of this Agreement and the payment of the amounts described in Sections 2 and 5 hereof, the Executive hereby agrees that, except with the express prior written consent of Pinnacle, for a period of one (1) year after the termination of the Executive's employment with Pinnacle (the "Restrictive Period"), he will not directly or indirectly compete with the business of Pinnacle, including, but not by way of limitation, by directly or indirectly owning, managing, operating, controlling, financing, or by directly or indirectly serving as an employee, officer or director of or consultant to, or by soliciting or inducing, or attempting to solicit or induce, any employee or agent of Pinnacle to terminate employment with Pinnacle and become employed by any person, firm, partnership, corporation, trust or other entity which owns or operates, a bank, savings and loan association, credit union or similar financial institution (a "Financial Institution") within a ten mile radius of the main office of Pinnacle Bank or any branch office of Pinnacle Bank and any of its subsidiaries existing at the time of termination (the "Restrictive Covenant"). If the Executive violates the Restrictive Covenant and Pinnacle brings legal action for injunctive or other relief, Pinnacle shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Covenant. Accordingly, the Restrictive Covenant shall be deemed to have the duration specified in this
Section 6(a) computed from the date the relief is granted but

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reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the Restrictive Covenant by the Executive. The foregoing Restrictive Covenant shall not prohibit the Executive from owning directly or indirectly capital stock or similar securities which are listed on a securities exchange or quoted on a national securities exchange which do not represent more than five percent (5%) of the outstanding capital stock of any Financial Institution.

          b. REMEDIES FOR BREACH OF RESTRICTIVE COVENANT. The Executive acknowledges that the restrictions contained in Sections 4 and 6(a) of this Agreement are reasonable and necessary for the protection of the legitimate business interests of Pinnacle, that any violation of these restrictions would cause substantial injury to Pinnacle and such interests, that Pinnacle would not have entered into this Agreement with the Executive without receiving the additional consideration offered by the Executive in binding himself to these restrictions and that such restrictions were a material inducement to Pinnacle to enter into this Agreement. If there is any violation or threatened violation of these restrictions, Pinnacle, in addition to and not in limitation of, any other rights, remedies or damages available to Pinnacle under this Agreement or otherwise at law or in equity, shall be entitled to preliminary and permanent injunctive relief to prevent or restrain any such violation by the Executive and any and all persons directly or indirectly acting for or with him, as the case may be.

      7. INTERCORPORATE TRANSFERS. If the Executive shall be voluntarily transferred to a subsidiary or an Affiliate of Pinnacle, such transfer shall not be deemed to terminate or modify this Agreement and the employing corporation to which the Executive shall have been transferred shall, for all purposes of this Agreement, be construed as standing in the same place and stead as Pinnacle as of the date of such transfer. For purposes of this Agreement, an Affiliate of Pinnacle shall mean any corporation, partnership or entity directly or indirectly controlling, controlled by or under common control with Pinnacle.

      8. INTEREST IN ASSETS. Neither the Executive nor his estate shall acquire hereunder any rights in funds or assets of Pinnacle, otherwise than by and through the actual payment of amounts payable hereunder; nor shall the Executive or his estate have any power to

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transfer, assign, anticipate, hypothecate or otherwise encumber in advance any of said payments; nor shall any of such payments be subject to seizure for the payment of any debt, judgment, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise of the Executive.

      9.  GENERAL PROVISIONS.

          a. SUCCESSORS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Executive, Pinnacle and his and its respective personal representatives, successors and assigns, and any successor or assign of Pinnacle shall be deemed the "Pinnacle" hereunder. Pinnacle shall require any successor to all or substantially all of the business and/or assets of Pinnacle, whether directly or indirectly, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as Pinnacle would be required to perform if no such succession had taken place.

          b. ENTIRE AGREEMENT; MODIFICATIONS. This Agreement constitutes the entire agreement between the parties respecting the subject matter hereof, and supersedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral. Except as otherwise explicitly provided herein, this Agreement may not be amended or modified except by written agreement signed by the Executive and Pinnacle.

          c. ENFORCEMENT AND GOVERNING LAW. The provisions of this Agreement shall be regarded as divisible and separate; if any of said provisions should be declared invalid or unenforceable by the court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby. This Agreement shall be construed and the legal relations of the parties hereto shall be determined in accordance with the laws of the state of Illinois without reference to the law regarding conflicts of law.

          d.   WAIVER.   No waiver by either party at any time of any breach by
the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party,

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shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

          e. NOTICES. Notices pursuant to this Agreement shall be in writing and shall be deemed given when received; and, if mailed, shall be mailed by United States registered or certified mail, return receipt requested, postage prepaid; and if to Pinnacle, addressed to the principal headquarters of Pinnacle, attention: Chairman of the Board; or, if to the Executive, to the address set forth below the Executive's signature on this Agreement, or to such other address as the party to be notified shall have given to the other.

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ATTEST:                            PINNACLE BANC GROUP, INC.

By: /s/ Richard W. Burke           By: /s/ John J. Gleason
   ---------------------------        --------------------------
   Name: /s/ Richard W. Burke      Name: John J. Gleason
        ----------------------          ------------------------
   Title: Secretary                Title: Chairman
        ----------------------          ------------------------

                                   PINNACLE BANK

                                   By: /s/ John J. Gleason, Jr.
                                      ---------------------------
                                   Name:   John J. Gleason, Jr.
                                           ----------------------
                                   Title:  Chairman
                                           ----------------------

                               /s/ William P. Gleason
                      ------------------------------------------
                             (Signature of Executive)

                             1120 Park Avenue
                      ------------------------------------------
                             River Forest, Illinois 60305
                      ------------------------------------------
                      ------------------------------------------
                               (Address of Executive)